BY-LAWS
                                       OF
                             DYCOM INDUSTRIES, INC.

                                    ARTICLE I

                                     OFFICES


                  Section 1. Registered Office. The registered office of the corporation shall be located in the City of Palm Beach Gardens, County of Palm Beach, State of Florida.

                  Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Florida, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

                  Section 1. Place of Meeting. All meetings of shareholders for the election of directors shall be held in the City of Palm Beach Gardens, State of Florida, at such place as may be fixed from time to time by the board of directors, or at such other place, either within or without the State of Florida, as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

                  Section 2. Date and Hour of Meeting. Annual meetings of shareholders, commencing with the year 1983, shall be held on the third Thursday of November, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and hour as shall be designated from time to time by the board of directors and stated in the notice of the meeting.


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                  Only such business shall be conducted as shall have been
brought before the meeting by or at the direction of the presiding officer.

                  Section 3. Notice of Meeting. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  Section 4. Purpose of Meeting. At the annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

                  Section 5. Matters to be Considered at Annual Meeting. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting, (a) by, or at the direction of, the board of directors or (b) by any shareholder of record of the corporation who is such a shareholder at the time of giving of notice pursuant to this Section 5, who is entitled to vote at such meeting and with respect to such proposal and who complies with the notice procedures set forth in this Section 5. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from

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such anniversary date, notice by the shareholder to be timely must be received no later than the close of business of the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. A shareholder's notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before that annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the corporation's capital stock which are beneficially owned by (i) the shareholder, (ii) any other person who beneficially owns, or shares beneficial ownership, of any shares owned of record or beneficially owned by such shareholder; (iii) any group of which the shareholder is a member; (iv) any person acting in concert with such shareholder or group; (v) any affiliates or associates of the foregoing persons; and (vi) any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice and (d) any financial interest of the persons referred to in clauses (i) through (v) of the foregoing clause (c) in, or with respect to, the proposal which is to be made. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 5. As used in this paragraph: the term "beneficial ownership" (or derivations thereof) shall include, without limitation, "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation thereto, and a person shall be deemed, without limitation to beneficially own any shares which such person is deemed to beneficially own under

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such Rule 13d-3 or any such successor regulation; the terms "affiliate" and
"associate" mean persons defined as such "affiliates" or "associates" in accordance with Rule 12b-2 under the Exchange Act, or any successor regulation thereto; and the term "group" means a "group" as defined in Rule 13d-5 under the Exchange Act, or any successor regulation thereto.

                  A shareholder's notice to the secretary of the corporation shall be submitted to the board of directors for review. The board of directors, or a designated committee thereof, may determine whether a notice has complied with the requirements of this Section 5, and may reject as invalid any shareholder proposal which was not the subject of a notice timely made in accordance with, and containing all information required by, the terms of this
Section 5. If neither the board of directors nor such committee makes a determination as to the compliance with the requirements of this Section 5, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether such notice has so complied and whether the shareholder proposal described in such notice may be made in accordance with the terms of this Section 5. If the board of directors or a designated committee thereof or the presiding officer determines that a shareholder proposal was the subject of a notice made in accordance with the terms of this Section 5, and if the shareholder giving such notice shall make such proposal, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the board of directors or a designated committee thereof or the presiding officer determines that a shareholder proposal was not the subject of a notice made in accordance with the terms of this Section 5, and if the shareholder giving such notice shall make such proposal, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the board of

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directors or a designated committee thereof or the presiding officer determines that a shareholder proposal was not the subject of a notice made in accordance with the terms of this Section 5, and if the shareholder giving such notice shall make such proposal, the presiding officer shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, the board of directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                  Section 6. Conduct of Meetings of Shareholders by Presiding Officer. The presiding officer at any meeting of the shareholders of the corporation shall have the power (A) to determine the procedure to be followed in presenting and voting upon all business that may be transacted at the meeting and to adopt, to the extent he deems appropriate, rules for such purpose, (B) to adjourn a meeting, duly called and noticed, at which a quorum is present in person or by proxy if a matter to be considered and acted upon at the meeting requires the affirmative vote of more than a majority of a quorum at the meeting voting in person or by proxy and at the meeting as originally duly called and noticed (i) the number of shares voted in person or by proxy in favor of such matter is insufficient to approve it and (ii) the number of shares voted in person or by proxy against such matter is insufficient to disapprove it. Shares which are voted in person or by proxy as abstaining from voting on any such matter shall be deemed not to have voted on such matter for the purposes of this
Section 6. At any adjourned meeting which has been adjourned by

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the presiding officer as provided in this Section 6, any business may be transacted which could have been transacted at the meeting as originally called if a quorum is present.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

                  Section 1. Time and Place of Meeting. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Purpose of Meeting; Persons Entitled to Call. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the chairman of the board and shall be called by the chairman of the board or the secretary at the request in writing of a majority of the board of directors or of the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Any such request shall state the purpose or purposes of the proposed meeting.

                  Only such business shall be conducted as shall have been brought before the meeting by or at the direction of the presiding officer.

                  Section 3. Notice of Meeting. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

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                  Section 4. Business Transacted at Meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of the meeting.

                                   ARTICLE IV

                                SHAREHOLDER LIST:

                           QUORUM AND VOTING OF STOCK

                  Section 1. Shareholder List. The officer or agent having charge of the corporation's stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, with the address and number of shares held by each shareholder. For a period of ten days prior to the meeting, the list shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting.

                  Section 2. Quorum. A majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by statute or by the articles of incorporation. If a quorum shall not be present or represented at any meeting of shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting,

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until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 3. Vote Required for Shareholders' Action. Except in elections for directors, if a quorum is present, a vote shall be the act of the shareholders if the affirmative vote of shares of stock represented at the meeting and entitled to vote on the subject matter exceed the votes cast opposing the action, unless the vote of a greater number of shares of stock is required by statute or by the articles of incorporation. In elections for directors, if a quorum is present, directors are elected by a plurality of the votes cast by the shares of stock represented and entitled to vote at the meeting, unless the vote of a greater number of shares of stock is required by the articles of incorporation. The candidates for directors receiving the highest number of votes, up to the number of directors to be elected, are elected.

                  Section 4. Voting of Shares. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

                  Section 5. Action by Shareholders Without a Meeting. Unless otherwise provided in the articles of incorporation, any action required by statute to be taken at any annual

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or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders or a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.

                                    ARTICLE V

                                    DIRECTORS

                  Section 1. Number; Term. The number of directors which shall constitute the whole board shall be determined from time to time by resolution of the board. Directors need not be residents of the State of Florida or shareholders of the corporation. Unless otherwise provided in the articles of incorporation, the directors shall be elected at the annual meeting of shareholders and each director elected shall serve until the next succeeding annual meeting and

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until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death.

                  Section 2. Vacancies. Any vacancy occurring in the board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any director so chosen shall hold office until the next annual election and until his successor shall have been duly elected and shall have qualified.

                  Section 3. Management of Business and Affairs. The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                  Section 4. Maintenance of Books and Records. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of Florida, at such place or places as they may from time to time determine.

                  Section 5. Compensation of Directors. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                  Section 6. Director Nominations. Nominations of candidates for election as directors at any meeting of shareholders called for an election of directors (an "Election Meeting") may be made (a) by, or at the direction of, the nominating committee of the board of

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directors, or, if there is no such nominating committee, by, or at the direction of, a majority of the board of directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving notice provided in this Section 6, who is entitled to vote at such Election Meeting, and who has given proper and timely notice of his intention to make such nomination as provided in this Section 6. Only persons nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as directors at an Election Meeting.

                  A shareholder desiring to make a nomination pursuant to clause
(b) of the preceding paragraph (a "Nominating Shareholder") shall give timely notice in writing to the secretary of the corporation as set forth in this
Section 6. To be timely, a Nominating Shareholder's notice must be received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the Nominating Shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made.

                  A Nominating Shareholder's notice shall be signed by such Nominating Shareholder and set forth, as of the date of such notice, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a director and as to the Nominating Shareholder (or if such notice is given by, or with respect to, a person who is part of a group, as to each person in such group): (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class

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and number of shares of the corporation's capital stock which are beneficially owned by (A) such person; (B) any other person who beneficially owns, or shares beneficial ownership, of any shares owned of record or beneficially owned by such person; (C) any group of which such person is a member; (D) any person acting in concert with such person or group; (E) any affiliates or associates of the foregoing persons; and (F) any other shareholders known by such Nominating Shareholder to be supporting such nomination; (iv) a description of all arrangements or understandings between the shareholder or any of the persons referred to in clauses (A) through (F) of the foregoing clause (iii) and each nominee and any other person or persons (naming such person or persons) pursuant to, or in connection with, which the nomination or nominations proposed to be made by the Nominating Shareholder; and (v) any other information relating to the persons referred to in clause (iv), or any of the persons referred to in clauses (A) through (F) of the foregoing clause (iii), that is or would be required to be disclosed to shareholders and/or contained in materials required to be filed with the Securities and Exchange Commission in connection with solicitations of proxies with respect to nominees for election as directors pursuant to the applicable proxy rules then in effect under the Exchange Act, or any successor regulations. Such notice shall also include a representation of the Nominating Shareholder that such person is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such notice. The board of directors may require any proposed nominee to furnish such other information as may reasonably be required by the board of directors to determine the eligibility of such proposed nominee to serve as a director of the corporation. As used in this paragraph: the term "beneficial ownership" (or derivations thereof) shall include,

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without limitation, "beneficial ownership" as defined in Rule 13d-3 under the
Exchange Act or any successor regulation thereto, and a person shall be deemed, without limitation to beneficially own any shares which such person is deemed to beneficially own under such Rule 13d-3 or any such successor regulation; the terms "affiliate" and "associate" mean persons defined as such or "associates" in accordance with Rule 12b-2 under the Exchange Act, or any successor regulation thereto; and the term "group" means a "group" as defined in Rule 13d-5 under the Exchange Act, or any successor regulation thereto.

                  No person shall be elected as a director of the corporation at an Election Meeting, unless nominated in accordance with the procedures set forth in this Section 6. No nomination shall be valid if the nominee is not duly qualified, at the time of nomination, to serve as a director in compliance with all provisions of the articles of incorporation, the by-laws and all applicable laws. Ballots bearing the names of all persons who have been properly nominated for election as directors at an Election Meeting in accordance with the procedures set forth in this Section 6 shall be provided for use at the Election Meeting.

                  A shareholder's notice to the secretary of the corporation shall be submitted to the board of directors for review. The board of directors may determine whether a notice has complied with all requirements of this
Section 6, and may reject as invalid any nomination by a shareholder who has not given timely notice of his intention to make such nomination, containing all information required by this Section 6, or whose notice is found to contain any material misstatements. If the board of directors does not make a determination as to the compliance of a shareholder's notice with the requirements of this
Section 6, the presiding officer of the Election Meeting shall determine and declare at the Election Meeting whether such notice

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has so complied and whether the nomination proposed in such notice may be made in accordance with the terms of this Section 6. If the board of directors or the presiding officer determines that such nomination may be made in accordance with the terms of this Section 6, and if the shareholder giving such notice shall make such nomination at the Election Meeting, the presiding officer shall so declare the nomination valid at the Election Meeting. If the board of directors or the presiding officer determines that a notice of a proposed nomination was not given in accordance with the terms of this Section 6, and if a shareholder shall propose such nomination at the Election Meeting, the presiding officer shall declare the nomination invalid at the Election Meeting and the defective nomination shall be disregarded. Nothing herein contained shall be construed to require the inclusion of the name of any such nominee in any proxy materials distributed by or on behalf of the corporation.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. Place. Meetings of the board of directors, regular or special, may be held either within or without the State of Florida. At meetings of the board of directors, the chairman of the board shall preside.

                  Section 2. First Meeting. The first meeting of each newly elected board shall be held at the time and place fixed for the annual meeting of shareholders, and immediately following the same, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or the meeting may convene at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be fixed by the written consent of all the directors.

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                  Section 3. Regular Meetings; Notice. Regular meetings of the board may be held upon such notice, or without notice, and at such time and such place as shall from time to time be determined by the board.

                  Section 4. Special Meetings; Notice. Special meetings of the board may be called by the chairman of the board on three days notice to each director, delivered personally or by first-class mail, telegram or cablegram. Special meetings shall be called by the chairman of the board or the secretary in like manner and on like notice upon the written request of two directors.

                  Section 5. Waiver of Notice. Notice of a meeting of the board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place or time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in the notice or waiver of notice of such meeting.

                  Section 6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by statute or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board, unless the act of a greater number is required by statute or by the articles of incorporation. Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in

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person at the meeting. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7. Action by Directors Without a Meeting. Any action required by statute to be taken at a meeting of the board, or any action which may be taken at a meeting of the board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                   ARTICLE VII

                         EXECUTIVE AND OTHER COMMITTEES

                  Section 1. Designation; Authority. The board of directors, by resolution adopted by a majority of the board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board in the management of the corporation, except as otherwise required by law. Vacancies in the membership of any committee shall be filled by the board of directors at a regular or special meeting of the board. Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

                  Section 2. Absence or Disqualification of Committee Member. In the absence or disqualification from voting of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a

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quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

                                  ARTICLE VIII

                                     NOTICES

                  Section 1. How and When Given. Whenever, under the provision of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given when deposited in the United States mail. Notice to directors may also be given by telegram or cablegram.

                  Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

                  Section 1. Titles. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board of directors, a president, a vice-president, a secretary and a treasurer. The board may also elect additional vice-presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

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                  Section 2. Manner of Appointment. The board of directors at its first meeting after each annual meeting of shareholders shall elect a chairman of the board of directors, a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board except the chairman of the board of directors.

                  Section 3. Other Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the board shall determine from time to time.

                  Section 4. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board. Any vacancy occurring in any office of the corporation shall be filled by the board.

                  Section 6. The Chairman of the Board of Directors. There shall be a chairman of the board of directors who shall be elected by the board of directors from its members. The chairman of the corporation shall preside at all meetings of the shareholders and the board of directors. The chairman shall see that all orders and resolutions of the board are implemented and shall perform such other functions as the board of directors may require from time to time. The chairman shall be responsible to the board of directors and shall seek board approval and guidance on major corporation strategies, policies, and objectives, including long-range planning, mergers, acquisitions, consolidations and liquidations. In addition, the chairman shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where

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required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                  Section 7. The President. The president shall be the chief executive officer of the corporation. The president shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to the president's office and shall have such other powers and perform such other duties as may be specifically assigned to the president from time to time by the board of directors. In addition, the president shall have general charge of, and shall direct, and supervise the operations of the corporation's subsidiaries, subject to the control and direction of the chairman of the board and the board of directors, and the presidents of each of the corporation's subsidiaries will report directly to the president. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the corporation.

                  Section 8. The Vice President. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board may from time to time prescribe.

                  Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and shall record all the

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



proceedings of the meetings of the corporation and of the board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board may from time to time prescribe.

                  Section 10. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chairman of the board of directors and the board of directors, at its regular meetings, or when the board so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board may from time to time prescribe.

                                    ARTICLE X

                                     SHARES

                  Section 1. Shares Represented by Certificates. The shares of the corporation shall be represented by certificates signed by the chairman of the board of directors or the president or a vice-president of the corporation and by the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Every shareholder shall be entitled to have a certificate representing all shares to which the shareholder is entitled. When the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth or fairly summarized upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of, the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

                  Section 2. Signatures. The signature of the officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

                  Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                  Section 4. Transfers of Shares. Upon surrender to the corporation or to the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate shall be canceled and the transaction recorded upon the books of the corporation.

                  Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                  Section 6. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                                   ARTICLE XI

                              MANDATORY RETIREMENT

                  Section 1. Unless otherwise provided in the articles of incorporation or by statute, all members of the board of directors and all officers of the corporation shall retire upon attaining sixty-five (65) years of age. The resignation of a member of the board of directors pursuant to this Section shall take effect at the annual meeting following said individual's sixty-fifth birthday. The resignation of an officer of the corporation pursuant to this Section shall take effect at the first meeting of the board of directors following the officer's sixty-fifth birthday.

                  Section 2. Exceptions to the mandatory retirement described in
Section 1 shall be permitted only if approved by the unanimous vote of the board of directors.

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



                                   ARTICLE XII

                          REDEMPTION OF CONTROL SHARES

                  Section 1. Authorization of Redemption. In the event (i) that no acquiring person's statement that complies with Section 607.0902 of the Florida Business Corporation Act, or any successor statute applicable to control share acquisitions, as presently defined in such Section 607.0902, (the "Control Share Act") has been delivered to the corporation with respect to a control share acquisition on or before the date of mailing a notice of redemption of control shares pursuant to this Article XII, or (ii) that any control shares are not accorded full voting rights by the shareholders pursuant to the Control Share Act, the board of directors shall have the power, at its option, to cause the corporation to redeem any or all of such control shares at the fair value thereof, in accordance with the time and other requirements specified by the Control Share Act with respect to corporations, the articles or by-laws of which authorize redemption of Control Shares and by this Article XII. "Fair value" for purposes of the preceding sentence shall be deemed to be equal to the Fair Market Value (as hereinafter defined) per share of the class or series of which the control shares are part immediately prior to the first public announcement of the intent or plan of the acquiring person to make a control share acquisition (the "Announcement Date"), and "Fair Market Value" shall be equal to
(i) the average of the reported closing sale prices during the period of thirty consecutive days on which such closing sale prices are reported immediately preceding the Announcement Date if such shares are listed on a securities exchange registered under the Exchange Act or if closing sales prices are reported in the National Market System of the National Association of Securities Dealers, Inc. Automatic Quotation System ("NASDAQ"), or (ii) if such shares are not listed on any such exchange or such closing sales prices are not so reported on the National Market

System, the average of the closing bid quotations with respect to such shares during such thirty-day period immediately preceding the Announcement Date as reported on NASDAQ or any similar system then in common use, or (iii) if no such quotations are available, the fair market value of such shares immediately prior to the Announcement Date as determined by the board of directors by such other reasonable method as the board of directors shall, in its discretion, select and apply.

                  Section 2. Notice. In case the board of directors shall desire to exercise the corporation's right to redeem control shares pursuant to this
Article XII, a notice of such redemption shall be given to the holder or holders of record of such control shares within the time period, if any, specified by the Control Share Act, by first-class mail, postage prepaid, not less than ten days prior to the date fixed for such redemption (the "Redemption Date"), to such holder's or holders' last address(es) appearing upon the stock transfer records of the corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not any such holder receives the notice, as of the date of mailing of the notice. In any case, failure to give notice by mail to the holder of any control shares, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any other control share. Each such notice shall specify the redemption price at which the control shares subject to such redemption are to be redeemed (the "Redemption Price").

                  Section 3. Payment. Payment of the Redemption Price for control shares redeemed pursuant to this Article XII shall be made upon presentation and surrender of the certificate(s) representing the control shares (with such instruments of transfer and other assurances as the board of directors may reasonably request) provided that neither the corporation nor any director or officer of the corporation shall have any liability, in contract or otherwise, to any person as the result of any failure to make such payment of the Redemption Price, and the sole consequence of such failure shall be that no such redemption shall occur on the Redemption Date. Unless the corporation shall fail to pay the Redemption Price upon presentation and surrender of the certificates representing control shares and such instruments of transfer and other assurances as the board of directors may request, from and after the Redemption Date, a holder of control shares which are subject to redemption shall have no rights with respect to such control shares (including no rights to vote or to receive distributions in respect thereof with respect to matters for which the record date shall fall on or after the Redemption Date) except the right to receive the Redemption Price (without interest) upon compliance with the procedures specified by this Article XII.

                  Section 4. General. The board of directors may by resolution specify such other procedures as may, in its discretion, be deemed necessary or advisable for the purpose of implementing this Article XII and is hereby empowered to determine, on the basis of the information known to it, all matters with respect to which a determination is required under the Control Share Act in connection with redemption of control shares.

                  Terms used in this Article XII and not otherwise defined shall, unless the context otherwise requires, have the meanings assigned to them by the Control Share Act.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

                  Section 1. Dividends. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation's capital stock, subject to any provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                  Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words "Corporate Seal, Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XIV

                                 INDEMNIFICATION

                  Section 1. Corporation to Indemnify. Except as prohibited under Florida law or this by-law, the corporation shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or officer of the corporation, or a director or officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, and the board of directors may indemnify an employee of the corporation with respect to such circumstances by resolution, against liability incurred in connection with such proceeding, including an appeal thereof. This obligation to indemnify shall not apply, however, to any person against whom the corporation has commenced any proceeding (other than as a nominal plaintiff in a shareholder's derivative suit), including such proceeding by way of counterclaim, cross-claim or third-party complaint; nor shall it apply to any person who has commenced any proceeding against the corporation or who has solicited such proceeding or who, in furtherance thereof, has actively assisted, participated or intervened, or who may derive a financial or other benefit from such proceeding.

                  (a) A "proceeding" includes any threatened, pending, or completed action, suit or other type of proceeding, formal or informal, whether civil, criminal, administrative or investigative, at all stages thereof, including appeals.

                  (b) The term "liability" includes obligations to pay a judgement, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and reasonable expenses, including legal and other professional fees, actually and reasonably incurred in defending a proceeding.

                  Section 2. Advancement of Reasonable Expenses. (a) The corporation shall pay reasonable expenses, including legal and other professional fees, actually and reasonably incurred by a person with respect to a proceeding for which he or she is entitled to be indemnified under Section 1 of this by-law in advance of the final disposition thereof ("Advance Expenses").

                  (b) The payment of Advance Expenses shall be on a conditional basis only and the person's acceptance of such Advance Expenses or the benefits thereof constitutes his or her agreement to repay such Advance Expenses in the event and to the extent that he or she is ultimately prohibited from being indemnified by the corporation by reason of Florida law or by this by-law.

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



No security shall be required with respect to the obligation to repay and payment shall be made without reference to the person's ability to make repayment.

                  Section 3. Application for Indemnification and Advance Expenses. (a) A person's application for payment of indemnification pursuant to
Section 1 or for payment of Advance Expenses pursuant to Section 2 of this by-law shall be in writing and shall be submitted to the chairman of the board of directors. The corporation may, but shall not be required to, make payment pursuant to such application directly to the person or entity whom the applicant is obliged to pay. An application for Advance Expenses shall include such documents and other information as are reasonably available to the applicant and as may be necessary to determine both the reasonableness of the expenses and whether they have been actually and reasonably incurred.

                  (b) If the applicant for Advance Expenses and his or her attorney certify to the corporation that the production of any documents or other information as may be necessary to determine the reasonableness of the expenses or the reasonableness of their being incurred may have the effect of impairing or destroying the applicant's attorney-client privilege or attorney work product protection, or both, the corporation shall make the payment applied for without such documents or information. Such payment, however, shall be without prejudice to the corporation's right to, upon the final disposition of the related proceeding, obtain the documents and information which would have been required by the corporation had the certification not been made. If such documents and information are not promptly produced or to the extent the production does not support the reasonableness of the expenses or that they were reasonably incurred, the applicant shall immediately upon demand by the corporation reimburse the corporation for the Advance Expenses paid.

                  Section 4. Contractual Nature of Indemnity. The provisions of this Article XIV shall continue as to a person who has ceased to be a director or officer, or employee in the case of such employee entitled to indemnification hereunder by reason of a resolution of the board of directors, and shall inure to the benefit of the heirs, personal representatives and administrators of such person. This Article XIV shall be deemed to be a contract between the corporation and each person who, at any time that this Article XIV is in effect, serves or served in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article XIV or any repeal or modification of the Florida law, or any other applicable law, shall not limit any rights of indemnification with respect to proceedings then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article XIV with regard to proceedings arising out of acts, omissions or events arising prior to such repeal or modification. This Article XIV applies with respect to acts or omissions occurring on, before and after the date this by-law is adopted.

                  Section 5. Insurance Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or person serving in any capacity with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan) against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under applicable law. The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of this Article XIV, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article XIV.

                  Section 6. Rights Not Exclusive. The rights conferred on any person by this Article XIV shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise. The corporation may, except as may be prohibited under Florida law or this by-law, by agreement in writing, grant indemnification to a director, officer, employee or agent of the corporation or to any person serving at the request of the corporation in any capacity with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan).

                  Section 7. Protection of Rights. If a written application for payment of indemnification under Section 1 or for payment of Advance Expenses payable under Section 2 is not paid by the corporation in a reasonably prompt manner, the applicant may bring an action against the corporation for the payment thereof. If successful, in whole or in part, in such action, the applicant shall also be entitled to be paid his or her reasonable expenses, including attorneys' fees, thereby incurred. It shall be a defense to any such action (other than an action brought to enforce an application for expenses incurred in defending any proceeding in advance of its final disposition) that indemnification of the applicant is prohibited by law or by this by-law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the applicant is proper in these circumstances, nor an actual determination by the corporation (including its board of directors or its shareholders) that indemnification of the applicant is prohibited or not authorized, shall be a defense to the action or create a presumption that indemnification of the applicant is prohibited or not authorized.

                  Section 8. Savings Clause. If this Article XIV or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the corporation shall nevertheless indemnify each person entitled to be indemnified under Section 1 of this by-law from liability with respect to any proceeding to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the extent not prohibited by Florida law.

                  Section 9. Secondary Obligation. The corporation's indemnification of any person who was or is serving at its request with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan), shall be reduced by any amounts such person may collect as indemnification from such other party.

                  Section 10. Subrogation. In the event of payment made to a person pursuant to this Article XIV, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring an action to enforce such rights.

                  Section 11. No Duplication of Payments. The corporation shall not be liable under this by-law to make any payment with respect to the liability of a person to the extent such person has otherwise actually received payment.

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


                                   ARTICLE XV

                                   AMENDMENTS

                  Section 1. Alteration, Amendment and Repeal. These by-laws may be altered, amended or repealed or new by-laws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

                                       33